UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported) April 26, 2012

CORNING INCORPORATED

(Exact name of registrant as specified in its charter)

New York	1-3247	16-0393470
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Riverfront Plaza, Corning, New York	14831
(Address of principal executive offices)	(Zip Code)

(607) 974-9000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

William D. Smithburg, 73, Retired Chairman, President and Chief Executive Officer of the Quaker Oats Company, retired from the Corning Incorporated Board of Directors after the April 26, 2012 Annual Meeting of Shareholders pursuant to the Board’s mandatory retirement policy, and after 25 years as a Corning Director. Corning’s Board appointed Gordon Gund, 72, as Lead Director following Mr. Smithburg’s retirement. Mr. Gund is Chairman and Chief Executive Officer of Gund Investment Corporation, and has served on Corning’s Board since 1990. Glenn F. Tilton, 64, Chairman of the Midwest for JP Morgan Chase & Co., left Corning’s Board when his term expired, and did not stand for re-election to Corning’s Board at the end of his term.

As previously announced and effective April 30, 2012, Dr. Joseph A. Miller, Jr., 70, retired as Corning’s Executive Vice President and Chief Technology Officer after 11 years of service. At its April 26, 2012 meeting, the Corning Board of Directors elected David L. Morse, 59, as Executive Vice President and Chief Technology Officer to succeed Dr. Miller effective on May 1, 2012.

2012 LONG-TERM INCENTIVE PLAN

At the Annual Meeting of Shareholders held on April 26, 2012, the shareholders of the Company approved the 2012 Long-Term Incentive Plan (the “2012 Plan”). The following description is qualified in its entirety by reference to the full text of the 2012 Plan as referenced in Exhibit 99.1.

Purpose: The 2012 Plan is designed to provide a flexible mechanism to permit employees to obtain equity ownership in Corning, to increase their proprietary interest in the Company’s growth and success.

Administration: The 2012 Plan will be administered by the Compensation Committee of the Board of Directors (the “Committee”). The Committee will have broad discretionary authority (within the parameters specified in the 2012 Plan) including, but not limited to: determining eligibility; transferability of awards; interpreting the 2012 Plan’s provisions; and administering the 2012 Plan in a manner that is consistent with its purpose.

Eligibility and Participation: Only persons who, at the time of an award, are officers or employees of Corning or an affiliated entity are eligible to participate in the 2012 Plan.

Number of Shares to be Optioned or Granted under the 2012 Plan: Subject to adjustment as contemplated by the 2012 Plan, the maximum number of shares of Common Stock that may be used for awards and the settlement of options is 85,000,000.

How the 2012 Plan may be Amended or Terminated: The Board of Directors may amend, modify, suspend or terminate the 2012 Plan at any time, provided, however, that such amendment may not (i) increase the number of shares of Common Stock available under the 2012 Plan, or (ii) reduce the exercise price of any option to less than 100% of the New York Stock Exchange (“NYSE”) closing price as of the date of grant or allow for “repricing” of options, unless such amendment is properly approved by the Company’s shareholders if such approval is required under applicable laws, rules and regulations, including the rules of the NYSE. No amendment shall adversely affect any outstanding award or option without the holder’s consent.

Termination Date: The 2012 Plan will terminate on May 1, 2021.

ITEM 5.03  AMENDMENTS TO ARTICLES OF INCORPORATION OR BY-LAWS; CHANGE IN FISCAL YEAR

At the Annual Meeting of Shareholders on April 26, 2012, the shareholders of the Company approved amendment and restatement of the Company’s Restated Certificate of Incorporation dated April 30, 2010, and filed with the Secretary of the State of New York on May 4, 2010 (“Certificate of Incorporation”), to remove the provisions currently requiring a supermajority vote of the Company’s shareholders. The Board of Directors approved further amendments to revise the designation and numbering of paragraphs. The new Certificate of Incorporation, as amended and restated, is dated April 27, 2012 and was filed with the New York Secretary of State on April 27, 2012 (the “Restated Certificate of Incorporation”). Additionally, on April 26, 2012 and effective on that day, the Board of Directors amended the Company’s By-Laws to reflect the deletion of current provisions requiring a supermajority vote of the Company’s shareholders.

The amendments to the Certificate of Incorporation include:

1.	Deletion of paragraphs formerly numbered 5(f) and 6 — Deletes paragraphs 5(f) and 6 that provide for 80% supermajority voting by shareholders for listed matters.

2.	The designation and numbering of paragraphs has been revised.

The amendments to the By-Laws include:

1.	Article IX, Section 9.1 — Deletes section 9.1(a) that provides for 80% supermajority voting by shareholders for certain matters. Also deletes beginning of section 9.1(b), which had referenced former section 9.1(a).

The Restated Certificate of Incorporation dated April 27, 2012 and filed with the Secretary of State of New York that same date is attached hereto as Exhibit 3(i)1. The previous Certificate of Incorporation dated April 30, 2010 and filed with the Secretary of the State of New York on May 4, 2010 is attached hereto as Exhibit 3(i)2. The By-Laws as amended to and effective on April 26, 2012 are attached hereto as Exhibit 3(ii)1; and the previous By-Laws, effective as of February 1, 2012, are attached hereto as Exhibit 3(ii)2. The foregoing description of the Restated Certificate of Incorporation and the By-Laws does not purport to be complete, and is qualified in its entirety by reference to the Restated Certificate of Incorporation attached hereto as Exhibit 3(i)1 and the By-Laws attached hereto as Exhibit 3(ii)1.

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

(a) – (b) Our Annual Meeting of Shareholders was held on April 26, 2012. At that meeting, shareholders elected each of the ten nominees to the Board of Directors for a one-year term: John Seely Brown, Stephanie A. Burns, John A. Canning, Jr., Richard T. Clark, James B. Flaws, Gordon Gund, Kurt M. Landgraf, Deborah D. Rieman, H. Onno Ruding and Mark S. Wrighton. Shareholders also voted: in favor of the advisory vote on executive compensation of our Named Executive Officers; in favor of adoption of the 2012 Long-Term Incentive Plan; in favor of amendment and restatement of the Restated Certificate of Incorporation to remove provisions requiring a supermajority vote of shareholders; and ratified the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2012. Those elected and the final voting results are as follows:

1. Election of Directors:

Name	Votes For	Votes Against	Abstain	Broker Non-Votes
John Seely Brown	1,040,049,887	34,417,166	2,380,918	231,326,225
Stephanie A. Burns	1,056,149,591	18,526,357	2,169,642	231,326,225
John A. Canning, Jr.	1,061,744,271	12,683,565	2,420,149	231,326,225
Richard T. Clark	1,062,964,648	11,595,870	2,287,468	231,326,225
James B. Flaws	979,403,280	95,420,054	2,022,256	231,326,225
Gordon Gund	1,036,749,550	34,821,048	5,277,187	231,326,225
Kurt M. Landgraf	1,064,747,333	9,681,867	2,418,785	231,326,225
Deborah D. Reiman	1,045,610,491	28,845,193	2,392,301	231,326,225
H. Onno Ruding	1,056,465,140	17,887,221	2,495,624	231,326,225
Mark S. Wrighton	1,066,755,550	7,802,615	2,289,537	231,326,225

Robert F. Cummings, Jr., Hansel E. Tookes II and Wendell P. Weeks continued as directors for terms expiring at the Annual Meeting of Shareholders in 2013.

	Votes For	Votes Against	Abstain	Broker Non-Votes
2. Approve executive compensation of Named Executive Officers, as disclosed in the Proxy Statement	1,011,175,086	53,523,884	12,148,844	231,326,225

		Votes For	Votes Against	Abstain
3. Ratify appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year ending December 31, 2012		1,287,923,964	17,440,682	2,809,564

	Votes For	Votes Against	Abstain	Broker Non-Votes
4. Approve adoption of 2012 Long-Term Incentive Plan	1,014,405,435	58,267,903	4,174,647	231,326,225

	Votes For	Votes Against	Abstain	Broker Non-Votes
5. Approve Amendment and Restatement of Restated Certificate of Incorporation to remove provisions currently requiring a supermajority vote of shareholders	1,055,688,128	17,373,682	3,786,175	231,326,225

ITEM 8.01 OTHER EVENTS

The following description is being filed in this Form 8-K for the purpose of being incorporated by reference into registration statements filed by the Company under the Securities Act of 1933, as amended.

DESCRIPTION OF COMMON STOCK

Corning Incorporated’s Restated Certificate of Incorporation authorizes the issuance of 3,800,000,000 shares of common stock, par value $.50 per share. Each holder of common stock is entitled to one vote per share for all matters to be voted on by shareholders. While the Restated Certificate of Incorporation currently contains remnants of provisions dealing with a classification of the board of directors of the Company, the board of directors is no longer effectively classified. Holders of common stock may not cumulate their votes in the election of directors, and are entitled to share equally in the dividends that may be declared by the board of directors, but only after payment of dividends required to be paid, if any, on any outstanding shares of preferred stock. Holders of the Company’s common stock are entitled to dividends when, as, and if declared by the Company’s board of directors, subject to the restrictions imposed by the New York Business Corporation Law. The continued declaration of dividends by our board of directors is subject to our current and prospective earnings, financial condition and capital requirements and any other factors that the board of directors deems relevant.

Upon voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the common stock share ratably in the assets remaining after payments to creditors and provision for the preference of any preferred stock. There are no preemptive or other subscription rights, conversion rights or redemption or scheduled installment payment provisions relating to shares of common stock. All of the outstanding shares of common stock are fully paid and non-assessable.

Computershare Trust Company, N.A. is the transfer agent and registrar for our common stock. The common stock is listed on the New York Stock Exchange under the symbol “GLW”.

Corning’s By-Laws provide that holders of common stock may remove a director from office at any time prior to the expiration of his or her term only with cause and by vote of the holders of a majority of the common stock outstanding. Additionally, the By-Laws provide that premature vacancies on the board of directors may be filled only by a majority of the entire board. The By-Laws of Corning contain procedural requirements with respect to the nomination of directors by shareholders at an annual meeting that require, among other things, delivery of notice by nominating shareholders to the Company’s Secretary not less than 90 days nor more than 120 days before the anniversary of the prior year’s shareholders’ meeting. The By-Laws do not provide that a special meeting of shareholders may be called by shareholders.

The Restated Certificate of Incorporation authorizes the issuance of 10,000,000 shares of preferred stock and authorizes the board of directors to establish one or more series of preferred stock and to determine, with respect to any such series, the relative rights, preferences or limitations of such series. The authorized shares of preferred stock are available for issuance without further action by the Company’s shareholders, unless such action is required by applicable law or the rules of any stock exchange on which the Company’s securities are listed.

The effect of the foregoing provisions may be to deter attempts either to obtain control of Corning or to acquire a substantial amount of its stock, even if a proposed acquisition transaction were at a significant premium over the then-prevailing market value of the common stock, or to deter attempts to remove the board of directors and management of Corning, even though some or a majority of the holders of common stock may believe these actions to be beneficial.

The Restated Certificate of Incorporation provides that no director will be liable to Corning or its shareholders for a breach of duty as a director except as provided by the New York Business Corporation Law.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit 3(i)1	Restated Certificate of Incorporation dated April 27, 2012, filed with the Secretary of State of the State of New York on April 27, 2012.

Exhibit 3(i)2	Restated Certificate of Incorporation dated April 30, 2010, filed with the Secretary of State of the State of New York on May 4, 2010.

Exhibit 3(ii)1	By-Laws of the Company amended to and effective as of April 26, 2012.

Exhibit 3(ii)2	By-Laws of the Company amended to and effective as of February 1, 2012.

Exhibit 99.1	2012 Long-Term Incentive Plan (Incorporated by reference to Appendix A of Corning Proxy Statement, Definitive 14A filed March 13, 2012 for April 26, 2012 Annual Meeting of Shareholders).

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2012

CORNING INCORPORATED

By:	/s/ Denise A. Hauselt
Denise A. Hauselt
Vice President, Secretary, and
Assistant General Counsel